EXHIBIT 99.1

PRESS RELEASE                                   Source: IRIS International, Inc.

                IRIS INTERNATIONAL ACQUIRES LEUCADIA TECHNOLOGIES

Tuesday April 4, 4:01 pm ET

ENTERS THE MOLECULAR DIAGNOSTICS MARKET WITH PLANS TO LAUNCH PRODUCTS IN CANCER AND HIV TESTING STARTING IN 2007

COMPANY TO HOLD CONFERENCE CALL AT 8:30 A.M. EASTERN TIME
WEDNESDAY, APRIL 5

CHATSWORTH, Calif.--(BUSINESS WIRE)--April 4, 2006--IRIS International, Inc. (NASDAQ:IRIS - NEWS), a manufacturer and marketer of automated IVD urinalysis systems and medical devices used in hospitals and clinical reference laboratories worldwide, today announced the acquisition of Leucadia Technologies, Inc., a molecular diagnostics company, for $10.1 million.

Terms  of  the   acquisition   include  a  cash  payment  of  $3.1  million  and
approximately $7 million in IRIS Common Stock, $2 million of which is based on Common Stock earn-out consideration.

"The acquisition of Leucadia, which will be folded into a new Iris Molecular Diagnostics subsidiary, brings two new significant technology platforms -- Nucleic Acid Detection ImmunoAssay (NADIA), a diagnostic method at least 10,000 times more sensitive than current immunoassay technology, and a novel separation and concentration technology which uses a proprietary method to develop albumin micro-bubbles coated with antibodies designed to attach and float specific cell types. These platforms broaden our product offerings with high-value, ultra-sensitive diagnostic products that include applications for breast cancer and HIV with near-term commercialization as we begin to tap the $1.5 billion molecular diagnostics market, which is one of the most profitable IVD segments," stated IRIS President and Chief Executive Officer Cesar Garcia. "We are already planning to submit a 510(k) application to the U.S. Food and Drug Administration
(FDA) later this year for an ultra-sensitive PSA test for monitoring of prostate cancer after prostatectomy. The test is 50,000 times more sensitive than conventional assays, enabling identification of early relapse and further therapy. The anticipated launch of this new product is targeted for 2007."

Leucadia also brings a world-class research and development team to IRIS. Leucadia Chairman and CEO Dr. Thomas H. Adams, who has an outstanding career as a developer of innovative scientific breakthroughs in diagnostic testing, will join IRIS as Chief Technology Officer. Dr. Adams was a co-founder and former Chairman and CEO of Gen-Probe, the leader in molecular diagnostics, and Genta, a leader in antisense therapeutics. Previously, as CTO of Hybritech, Inc., Dr. Adams developed and commercialized the first PSA test approved by the FDA. Dr. Adams also served as Vice President of Clinical Chemistry Research at Technicon Instruments (Bayer Diagnostics), a leader in automated clinical chemistry testing and Director of Research at Baxter Hyland Division.

IRIS Chairman Richard H. Williams noted that Dr. Adams has provided valuable business and technical insight to the Company since his appointment to the Board of Directors in June 2005. "As Chief Technology Officer, Tom will be responsible for managing our technology portfolio with emphasis in our new Iris Molecular Diagnostics subsidiary," Mr. Williams said. "The acquisition of Leucadia, in combination with the new urine chemistry products in development, our next generation urine microscopy product line and our product efforts to eliminate most urine cultures will strengthen our strategic position and significantly broaden our product portfolio targeting high-value diagnostics opportunities."

Dr. Adams, commenting on his appointment, said, "Leucadia's novel and highly specific technology platforms create a potential stream of high value standalone molecular diagnostic products focusing on early detection of relapse of cancer and HIV. IRIS has a strong track record and we are looking forward to working together as a team to bring its products to commercialization. These products include a test for isolating circulating epithelial cells for cancer detection in blood with a Pre Market Approval (PMA) application planned for 2007; an HIV Viral Load test to monitor the residual amounts of HIV in the blood of patients treated with anti-retroviral drugs which are undetectable by current diagnostic tests (PMA in 2008), and a Her-2/neu test for monitoring breast cancer after mastectomy or lumpectomy (PMA in 2009). Development of a test to rapidly diagnose bacteria and yeast in urine eliminating 70% of the urine cultures is expected to be completed in 2007 as a result of a collaborative program with IRIS Diagnostics. Urine culture screening, the conventional method for diagnosing Urinary Tract Infections, is a labor intensive and slow process that has never been automated. The worldwide market opportunity for automated urine culture is estimated to be approximately $300 million."

The NADIA technology is a molecular diagnostics platform utilizing a novel ultra-sensitive method for the detection of proteins using nucleic acid labeled antibodies that is at least 10,000 times more sensitive than any commercial immunoassay. It is capable of performing these assays on real-time Polymerase Chain Reaction (PCR) systems, which are already in use in large laboratories performing esoteric tests and for replicating DNA. The technology has the ability to rapidly and effectively measure extremely low concentrations of proteins, which are under the detection threshold of current immunosassy methods. Iris Molecular Diagnostics plans to sell test kits and license its test methods to these high volume laboratories, benefiting from an installed base of approximately 3,000 real-time PCR instruments.

"The acquisition of Carlsbad-based Leucadia came after a lengthy evaluation process which determined that it was a natural fit with IRIS strategy to expand its product portfolio into new high value applications opening significant growth opportunities while leveraging in the infrastructure that we have developed over the last three years," Mr. Garcia said. "Molecular diagnostics is expected to be the growth engine for clinical diagnostics and a 20% annual growth rate is anticipated over the next five years based on increases in oncology tests and infectious diseases testing. We are very confident and committed to capitalize in the growth opportunities of our successful core business and the technology we have just acquired."

Mr. Garcia, Mr. Williams and Dr. Adams will hold a conference call with members of the investment community at 8:30 a.m., Eastern Time on Wednesday, April 5, to discuss the acquisition. To participate, dial 1-800-289-0529 approximately 10 minutes before the call is scheduled to begin. International callers should dial 913-981-5523. A replay of the call will also be available. Dial 1-888-203-1112. International callers should dial 719-457-0820. The passcode is 2393442. A Webcast of the call can be accessed at www.proiris.com or at www.vcall.com.

THE  COMPANY

IRIS International, Inc. (www.proiris.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's newest generation iQ(R)200 Automated Urine Microscopy Analyzer, utilizing image flow cytometry, patented flow microscope technology and neural network-based particle recognition, achieves a significant reduction in the cost and time-consuming steps involved in manual microscopic analysis. Iris Molecular Diagnostics is a development stage subsidiary with platform technologies for ultra- sensitive detection for high volume applications in microbiology, oncology and infectious diseases. The Company's Sample Processing business unit (formerly the StatSpin(R) subsidiary), based in Westwood, Mass. manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company's imaging research and development subsidiary.

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company's products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

IRIS International, Inc.
Cesar Garcia, 818-709-1244 x123
 or
The Wall Street Group, Inc.
Ron Stabiner, 212-888-4848

Source: IRIS International, Inc.